UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2006 (December 20, 2006)

CRESTED CORP.
(Exact Name of Company as Specified in its Charter)

Colorado	0-8773	84-0608126
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8: Other Events.

Item 8.01.  Other Events - Offer to Merge Crested Corp. into U.S. Energy Corp.
On December 20, 2006, the special committee of the board of directors of U.S. Energy Corp. (“USE”) met with the special committee of the board of directors of Crested Corp. (“Crested”). Following extensive discussions between the two committees, the USE special committee proposed a merger of Crested into USE, by means of an offer to acquire the minority shares of Crested, based on an exchange ratio of one share of common stock of USE for every two shares of Crested common stock not held by USE (which owns 71% of the Crested common stock). Both special committees are comprised of independent outside board members of the respective companies.

The offer also provided that

(i)   USE would vote in line with the vote of a majority of the holders of the Crested minority shares;

(ii)   USE may decline to consummate the merger, even after approval by the holders of a majority of the minority Crested shares, if the holders of more than 200,000 Crested shares perfect their rights to dissent from the merger under Colorado law or for other reasons, in USE’s sole discretion; and

(iii)  Crested shares of common stock issuable under options held by USE officers, directors, and employees would participate in the offer on the same exchange ratio basis as the Crested minority shareholders (the number of Crested option shares would be determined by the extent to which Crested’s market price exceeds the $1.71 option exercise price).

The Crested special committee accepted the offer. Thereafter, the special committees recommended to their respective full boards that the merger offer be approved. On December 20, 2006, the full boards of directors of USE and Crested Corp. voted to approve the merger offer.

Consummation of the merger is subject to execution of definitive documents; USE delivering to the Crested minority shareholders a proxy statement/prospectus (following declaration of effectiveness by the SEC of a Form S-4 to be filed by USE with the SEC) for a special meeting of the Crested shareholders; approval of the merger by the holders of a majority of the minority Crested shares; and satisfaction of customary representations and warranties to be contained in the definitive documents. The Board of Directors is recommending that approval of the merger agreement be given by the shareholders of Crested Corp.  USE will not seek USE shareholder approval of the merger.

For information on the appointment of the special committees, please see the Forms 8-K filed by USE and Crested on October 13, 2006.

Navigant Capital Advisors, LLC is acting as financial advisor to the USE special committee, and Neidiger Tucker Bruner Inc. is acting as financial advisor to the Crested special committee. These firms will deliver opinions to USE and Crested, to the effects that the exchange ratio is fair to USE and to the Crested minority shareholders, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTED CORP.

Dated: December 22, 2006	By:	/s/ HAROLD F. HERRON
President